UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on November 15, 2023, WaveDancer, Inc., (“WAVD”) and its wholly owned subsidiary, FFN, Inc.(“FFN”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Firefly Neuroscience, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement, as further amended, modified, supplemented and/or restated by the First Amendment (as defined below).

On January 12, 2024, WAVD, FFN, and the Company made and entered into the First Amendment (the “First Amendment”) to the Merger Agreement. The First Amendment amends the terms and conditions of the Merger Agreement as follows:

•	Clarifies that the Effective Time shall be prior to or simultaneous with the Tellenger Sale;
•	Clarifies the capitalization of the Company;
•	Clarifies the treatment of Company Warrants at the Effective Time; and
•	Deletes the closing obligations related to the HSR Act.

The foregoing descriptions of the First Amendment and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the First Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and (ii) the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 16, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of January 12, 2024, by and among Wavedancer, Inc., FFN Merger Sub, Inc., and Firefly Neurosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: January 18, 2024	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer

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